SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 22, 2004 (April 21, 2004)

Grey Wolf, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (I.R.S. Employer Identification No.)

10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)

713-435-6100
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Press Release dated April 21, 2004

ITEM 5. OTHER EVENTS

     On April 21, 2004, Grey Wolf, Inc. issued a press release, pursuant to Rule 135c under the Securities Act of 1933, announcing that one of the initial purchasers in the Company’s previously announced private offering of $100.0 million aggregate principal amount of floating rate contingent convertible senior notes due 2024 has exercised its full option to purchase an additional $25.0 million aggregate principal amount of the notes. A copy of this press release is being filed as an exhibit to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibit

Exhibit 99.1	Grey Wolf, Inc. Press Release dated April 21, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2004

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Grey Wolf, Inc. Press Release, dated April 21, 2004.

3